                                                      REGISTRATION NO. 33- 56610
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                               -----------------------

                            POST-EFFECTIVE AMENDMENT NO. 4
                                          TO
                                       FORM S-3
                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                               IMPCO TECHNOLOGIES, INC.
                               -----------------------
                (Exact name of registrant as specified in its charter)

               DELAWARE                                91-1039211
    ---------------------------------            ---------------------
    (State or other jurisdiction                   (I.R.S. employer
    of incorporation or organization)            identification number)

           16804 GRIDLEY PLACE, CERRITOS, CALIFORNIA 90703  (562) 860-6666
           ---------------------------------------------------------------
      (Address and telephone number of Registrant's principal executive offices)

                                  THOMAS M. COSTALES
                               IMPCO TECHNOLOGIES, INC.
                                 16804 GRIDLEY PLACE
                             CERRITOS, CALIFORNIA  90703
                                    (562) 860-6666
               -------------------------------------------------------
              (Name, address and telephone number of agent for service)

                               -----------------------

                                      COPIES TO:
                                   WILLIAM G. PUSCH
                                DAVIS WRIGHT TREMAINE
                                 2600 CENTURY SQUARE
                                  1501 FOURTH AVENUE
                              SEATTLE, WASHINGTON  98101

                               -----------------------

Approximate date of commencement of proposed sale to public: As soon as practicable after this Post-Effective Amendment to the Registration Statement becomes effective.

                               -----------------------

If the only securities being registered on this form are to be offered pursuant
to dividend or interest reinvestment plans, check the following box.    [   ]

                               -----------------------

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.    [x]

                               -----------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PURSUANT TO RULE 429(a), THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING TO THE PROSPECTUS INCLUDED IN THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-2, REGISTRATION NO. 33-56610.

PROSPECTUS

                               IMPCO TECHNOLOGIES, INC.

                                   1,064,375 SHARES
                                     COMMON STOCK

                                       150,000
                            COMMON STOCK PURCHASE WARRANTS

                                ----------------------

The 1,064,375 shares of Common Stock (the "Common Stock") of IMPCO Technologies, Inc. (the "Company") being offered hereby are comprised of (i) 839,375 shares of Common Stock issuable upon exercise by the holders of the Company's outstanding Common Stock Purchase Warrants (the "Warrants"), (ii) 150,000 shares of Common Stock issuable upon exercise by the holders of the Company's outstanding Warrants to Purchase Shares (the "Representative's Stock Purchase Warrants"), and (iii) 75,000 shares of Common Stock to be issued pursuant to 150,000 Common Stock Purchase Warrants issuable upon exercise by the holders of the Company's outstanding Warrants to Purchase Unit Warrants (the "Representative's Warrant Purchase Warrants").

The 150,000 Common Stock Purchase Warrants being offered hereby are the Warrants issuable upon exercise by the holders of the Representative's Warrant Purchase Warrants.

The Common Stock and the Warrants are quoted on the Nasdaq National Market under the symbols IMCO and IMCOW, respectively. On October 15, 1997, the last reported sale price for the Common Stock was $11.38 per share and the last reported price for the Warrants was $1.88 per Warrant.

                        THIS OFFERING INVOLVES CERTAIN RISKS.
                                 SEE "RISK FACTORS."

                               -----------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
             SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
             ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS.   ANY REPRESENTATION TO THE
                           CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          Price to     Number of   Underwriting    Proceeds to
                           Public        Shares      Discount      Company (1)
--------------------------------------------------------------------------------
Per  Share............      $7.50        914,375       -0-            $7.50
--------------------------------------------------------------------------------
Per  Share............      $6.25        150,000       -0-            $6.25
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Total ................  $ 7,795,312    1,064,375       -0-         $ 7,795,312
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1)Before deducting expenses payable by the Company estimated at $10,000.

                  THE DATE OF THIS PROSPECTUS IS _____________, 1997

                                AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, Washington D.C., as well as at the following regional offices:
Room 1400, 75 Park Place, New York, New York, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549, at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the website is http://www.sec.gov.

The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Commission are incorporated by reference in this Prospectus: (a) the Company's Annual Report on Form 10-K and Form 10-K/A for the year ended April 30, 1997; (b) the Company's Current Report on Form 8-K dated September 15, 1997; (c) the Company's Quarterly Report on Form 10-Q for the period ended July 31, 1997; and (d) the Company's Proxy Statement for the 1997 Annual Meeting of Stockholders. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus, and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or replaced by a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus.

The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests for the foregoing materials should be made to the Secretary, IMPCO Technologies, Inc., 708 Industry Drive, Seattle, Washington 98188; its telephone number is (206) 575-1594.

                                     THE OFFERING

THE COMMON STOCK . . . . . . . .(i)     839,375 shares issuable by the Company
                                        upon exercise by the holders of the
                                        1,678,750 outstanding Warrants.  Two
                                        Warrants entitle the holder to purchase, at any time during the period ending
                                        March 6, 1998, at 5:00 p.m. (California
                                        time), one share of Common Stock at a
                                        price of $7.50.

                                        The Company has the right to call all of the Warrants for redemption on 45 days' prior written notice at a redemption price of $0.10 per Warrant if the closing price of the Common Stock exceeds $11.25 during a period of at least 20 of the 30 trading days immediately preceding the notice of redemption.

 . . . . . . . . . . . . . . . .(ii)    150,000 shares issuable by the Company
                                        upon exercise of the Representative's
                                        Stock Purchase Warrants.  One
                                        Representative's Stock Purchase Warrant
                                        entitles the holder to purchase, at any
                                        time during the period ending March 9,
                                        1998, at 3:00 p.m. (Denver time), one
                                        share of Common Stock at a price of
                                        $6.25.

                                        The Representative's Stock Purchase
                                        Warrants were issued to certain
                                        underwriters in connection with the
                                        Company's sale of publicly offered Units in March 1993.

 . . . . . . . . . . . . . . . .(iii)   75,000 shares issuable by the Company
                                        pursuant to 150,000 Warrants to be
                                        issued by the Company upon exercise of
                                        150,000 Representative's Warrant
                                        Purchase Warrants.   The terms of these
                                        150,000 Warrants are described below
                                        under "The Warrants."

                                        The Representative's Warrant Purchase
                                        Warrants were  issued to certain
                                        underwriters in connection with the
                                        Company's sale of publicly offered Units in March 1993.

THE WARRANTS . . . . . . . . . . . .    150,000 Warrants issuable by the Company
                                        pursuant to 150,000 Representative's
                                        Warrant Purchase Warrants. The purchase price under the Representative's Warrant
                                        Purchase Warrants is $0.001 per Warrant.
                                        Two Warrants entitle the holder to
                                        purchase, at any time during the period
                                        ending March 6, 1998, at 5:00 p.m.
                                        (California time), one share of Common
                                        Stock at a price of $7.50.

                                        The Company has the right to call all of the Warrants for redemption on 45 days' prior written notice at a redemption price of $0.10 per Warrant if the closing price of the Common Stock exceeds $11.25 during a period of at least 20 of the 30 trading days immediately preceding the notice of redemption.

                                        The Representative's Warrant Purchase
                                        Warrants were issued to certain
                                        underwriters in connection with the
                                        Company's sale of publicly offered Units in March 1993.

USE OF PROCEEDS. . . . . . . . . . .    The net proceeds to be received by the
                                        Company upon exercise of the Warrants
                                        and the Representative's Stock Purchase
                                        Warrants will become part of the
                                        Company's general funds and used to
                                        repay bank borrowings and fund working
                                        capital needs.  See "Use of Proceeds."

NASDAQ NATIONAL
MARKET SYMBOLS . . . . . . . . . . .    Common Stock - IMCO
                                        Warrants - IMCOW

CERTAIN FACTORS. . . . . . . . . . .    See "Certain Factors" for a discussion
                                        of certain factors that should be
                                        considered in evaluating an investment
                                        in the Common Stock and Warrants offered hereby.

                                     THE COMPANY

     The Company is one of the leading manufacturers of fuel equipment that allows internal combustion engines to operate on gaseous alternative fuels, primarily propane and natural gas. It designs, manufactures and markets a broad line of products that are used in various applications, such as automotive conversions, forklifts, and small portable to large stationary engines. These products are designed for internal combustion engines ranging from 1 to 5,000 horsepower and its products are sold worldwide to distributors and original equipment manufacturers.

     The Company was incorporated in the State of Washington in 1978 and became a Delaware corporation in 1985. The address of the Company's executive office is 16804 Gridley Place, Cerritos, California 90703, and its telephone number is
(562) 860-6666.

                                   CERTAIN FACTORS

     Investment in the Common Stock and Warrants offered hereby is subject to certain risks. Prospective investors should review carefully this entire Prospectus and consider the risks of investment, including the following:

     DELAY IN IMPLEMENTATION OF GOVERNMENT REGULATIONS. The market for alternative fueled vehicles and the demand for the Company's products are, to a significant degree, driven b local, state and federal regulation sin the United States related to air quality and requiring conversion of motor vehicles to alternative fuels. The Company's international business is also affected by similar foreign governmental regulations. Delays in implementing these regulations could have an unfavorable impact on the Company.

     DEPENDENCE ON ALTERNATIVE FUEL MARKET. Although the Company believes that there will be substantial growth in the market for alternative fueled engines, especially among fleet vehicle owners, there can be no assurance that such growth will materialize or, if such growth does occur, that it will result in increased sales of the Company's products. The Company's products are designed for gaseous alternative fueled vehicles, but not for alternative fuels such as electricity, reformulated gasoline, methanol and ethanol. If the major growth in the alternative fuel market is for such fuels, the Company will be adversely affected. At present, the lack of a well-developed infrastructure for the supply of alternative fuels is limiting growth in the alternative fuel engine market. Such an infrastructure is necessary for widespread use of alternative fuels.

     DEPENDENCE ON NEW PRODUCTS. The Company believes that its future success is dependent upon its ability to design and market new fuel management products as well as enhance its existing products. It believes that the markets for its products will be characterized by rapidly changing technology, new product introductions and the entry of new competitors. The Company's ability to enhance existing products in a timely manner and to develop and introduce new products that incorporate new technologies, conform to increasingly stringent emission standards and achieve market acceptance in a timely manner will significantly affect its future performance.

     FLUCTUATIONS IN OPERATING RESULTS. The Company's operating results are subject to annual and quarterly fluctuations as a result of a variety of factors, including without limitation, budget cycles and funding arrangements of governmental agencies, purchasing cycles of fleet operators, the uncertainty of timing of deliveries of vehicles to be upfitted, the timing of implementation of government regulations promoting alternative fuel vehicles, as well as general economic factors.

     RISK OF INTERNATIONAL OPERATIONS. The Company operates in Europe and Australia and markets its products and technologies in other international markets, including both industrialized and developing countries. The Company's international operations are subject to various risks common to international activities, such as exposure to currency fluctuations, the inherent difficulty of administering business abroad and the need to comply with a wide variety of foreign import and United States export laws. The Company's competitiveness in overseas markets may be negatively impacted when there is a significant increase in the value of the dollar against foreign currencies where the Company does business.

     COMPETITION. The Company believes that competition in the alternative fuel engine marketplace is increasing, particularly in the growing market for propane and natural gas fueled vehicle products. Many of the current competitors and potential future competitors are large, well-financed companies, with financial and marketing resources and research and development capabilities that are substantially larger than those of the Company.

     ENTRY OF ORIGINAL EQUIPMENT MANUFACTURERS INTO MARKET. As the market for alternative fueled vehicles increases, original equipment manufacturers may find it advantageous to develop and produce their own fuel management equipment rather than purchasing such equipment from suppliers such as the Company. If this occurs, the demand for the Company's products could be adversely impacted.

     ABILITY TO MEET OEM SPECIFICATIONS. In 1995 the Company began to offer complete alternative fuel systems, which include tanks, brackets, electronics and all other under-hood components required to convert a motor vehicle to alternative fuels. Customers for such systems require that they meet OEM standards. These requirements have resulted in increased development, manufacturing, warranty and administrative costs. If these costs increase significantly, the Company's profitability could be adversely affected.

     DEPENDENCE ON QUALIFIED PERSONNEL. The Company is dependent upon a limited number of key management and technical personnel. In addition, as products become complex the Company's future success will depend in part upon its ability to attract and retain highly qualified personnel.

     INCREASED WARRANTY CLAIMS. Vehicle manufacturers are, in response to consumer demand, providing increasingly longer warranty periods for their products. Suppliers, such as the Company, are required to provide correspondingly longer product warranties. Consequently, the Company could incur substantially greater warranty claims in the future.

     NEED TO COMPLY WITH GOVERNMENTAL REGULATIONS. The Company must obtain product certification from governmental agencies such as the Environmental Protection Agency and the California Air Resources Board to sell certain of its products in the United States automotive markets. A substantial portion of the Company's future sales will depend upon sales of fuel management products that are certified to meet existing and future air quality and energy standards. Although the Company believes its technologies will permit its existing and new products to meet these standards, there can be no assurance that this will occur.

     ABILITY TO SECURE FUTURE DEVELOPMENT CONTRACTS. The Company has obtained funding under development contracts with original equipment manufacturers (OEM) and governmental agencies to develop specified products. There can be no assurance that such funding will be obtainable in the future, the lack of which may significantly impact the Company's ability to develop and market new products and technologies.

     PRODUCT LIABILITY. Although the Company carries and plans to continue to carry product liability insurance, there can be no assurance that such coverage is adequate or that adequate coverage will continue to be available or, if available, that it will be available at an acceptable cost.

                         EXTENSION OF WARRANT EXPIRATION DATE

     The Warrants were to expire on March 9, 1996, at 5:00 p.m. (California time). The Board of Directors has extended the expiration date twice. The current expiration date is March 6, 1998, at 5:00 p.m. (California time).

                                   USE OF PROCEEDS

     The proceeds to be received by the Company from the sale of the Common Stock and Warrants offered hereby are estimated to be $7,795,462, assuming
(i) exercise of all of the presently outstanding 1,678,750 Warrants,
(ii) exercise of all of the presently outstanding 150,000 Representative's Stock Purchase Warrants and (iii) issuance of 150,000 Warrants upon exercise of all of the presently outstanding 150,000 Representative's Warrant Purchase Warrants and exercise of all such 150,000 Warrants. The net proceeds of this offering will become part of the Company's general funds and will be used to repay bank borrowings and fund working capital needs.

                                   DIVIDEND POLICY

     The Company has never paid dividends on its Common Stock. It intends to retain future earnings to finance the operation and expansion of its business and does not anticipate paying cash dividends in the foreseeable future.

     The holders of the Company's 1993 Series 1 Preferred Stock are entitled to cumulative cash dividends in preference to the Common Stock in an amount equivalent to interest at an annual rate per share (based on a deemed value of $1,000 per share) equal to the bank prime rate of interest, plus 1.5%, up to an amount not to exceed $105 per share and not less than $80 per share. See "Description of Capital Stock - Preferred Stock." As of April 30, 1997, 5,950 shares of the 1993 Series 1 Preferred Stock were outstanding.

                                       DILUTION

     The net tangible book value of common stockholders' equity as of April 30, 1997 was $6,929,716, or $1.19 per share. Net tangible book value per share represents the amount of the Company's total tangible assets (total assets less intangible assets, total liabilities and the liquidation preference of preferred stock) divided by the number of shares of Common Stock outstanding. Net tangible book value dilution represents the difference between the amount per share paid by purchasers in this offering and the pro forma net tangible book value per share after the offering.

     Without taking into account any changes in tangible book value after April 30, 1997, except to give pro forma effect to the sale by the Company of the Common Stock and Warrants in this offering (914,375 shares at an offering price of $7.50, 150,000 shares at an offering price of $6.25 per share, and issuance of 150,000 Warrants pursuant to the Representative's Warrant Purchase Warrants at a purchase price of $0.001 per Warrant) and with assumed net proceeds to the Company of $7,785,462, the pro forma net tangible book value of the common stockholders' equity at April 30, 1997 would have been $14,715,178, or $2.13 per share of Common Stock. This represents an immediate increase in net tangible book value of $0.94 per share to existing common stockholders and an immediate dilution to purchasers in this offering of $5.37, or 72% per share for the shares sold at $7.50 and $4.12, or 66% per share for the shares sold at $6.25. The following table also assumes no exercise of any outstanding options or warrants other than the Warrants.

     Public offering price per share. . . . . . . . . . . .  $ 7.50   $ 6.25

     Net tangible book value
     per share before this offering . . . . . . $1.19

     Increase per share attributable
     to new investors . . . . . . . . . . . .     .94
                                                -----

     Pro forma net tangible book value per share
     after this offering. . . . . . . . . . . . . . . . . . .  2.13     2.13
                                                               ----     ----

     Net tangible book value dilution per share
     to purchasers in this offering . . . . . . . . . . . .  $ 5.37   $ 4.12
                                                             ------   ------
                                                             ------   ------

                       PRICE RANGE OF COMMON STOCK AND WARRANTS

The Company's Common Stock and Warrants are traded on the NASDAQ National Market under the symbols "IMCO" and "IMCOW," respectively. The following are the range of high and low sales prices for each quarterly period within the two most recent fiscal years and for each subsequent full quarterly period, in each case as reported by NASDAQ. The prices reflect inter-dealer prices and do not reflect retail mark-up, mark-down or commissions.

                                     COMMON STOCK

                 Fiscal year 1996   Fiscal year 1997   Fiscal Year 1998(1)
                 ----------------   ----------------   -------------------
Quarter Ended     High      Low      High      Low      High         Low
------------     -------   ------   -------   ------   ------       ------
July 31          $12-3/8   $8-1/2   $11-1/8   $8       $10          6-7/8
October 31        13-3/4    8-3/8     9-7/8    6
January 31         9-7/8    7-1/2    10-7/8    5-3/4
April 30           9-1/2    7-3/4    11-7/8    7-1/2

                                       WARRANTS

                 Fiscal year 1996     Fiscal year 1997    Fiscal Year 1998(1)
                 ----------------     ----------------    -------------------
Quarter Ended     High      Low        High      Low       High         Low
-------------    ------    ------     ------    ------    ------       ------

July 31          2-7/16    1-1/4      1-15/16   1         1-11/16      1
October 31       3-5/16    1          1-5/16      7/16
January 31       1-13-16   1          2-1/16     13/32
April 30         1-1/2       15/16    2-1/4     1-3/16





----------------------------

(1)  For a current price, see the cover page of this Prospectus.

     As of October 14, 1997, there were approximately 805 recordholders of the Common Stock and approximately 11 recordholders of the Warrants.

                             DESCRIPTION OF CAPITAL STOCK

     Capital stock of the Company consists of 25,000,000 shares of Common Stock and 500,000 shares of Preferred Stock.

COMMON STOCK

     As of September 30, 1997 there were 5,814,587 shares of Common Stock outstanding. In addition, there were 1,121,583 shares of Common Stock issuable upon the conversion of the 1993 Series 1 Preferred Stock, warrants outstanding to purchase 1,231,042 shares of Common Stock, and options outstanding to purchase 966,061 shares of Common Stock.

     Each holder of Common Stock is entitled to one vote per share on all matters that properly come before the stockholders. Except as required by law, the holders of Common Stock and 1993 Series 1 Preferred Stock vote together and not as separate classes. In elections of directors, holders of shares of Common Stock and Preferred Stock are not entitled to cumulative voting. The Common Stock is neither redeemable nor convertible, and the holders of Common Stock have no preemptive rights to purchase any securities of the Company. Holders of Common Stock are entitled to receive dividends out of funds legally available therefor when, as and if declared by the Board of Directors. All shares of Common Stock have equal rights, on a share for share basis, to receive pro rata the net assets of the Company upon liquidation or dissolution.

PREFERRED STOCK

     The Company is authorized to issue the Preferred Stock in series to be designated by the Board of Directors. Material provisions describing the terms of any series of Preferred Stock which may be issued in the future, such as dividend rate, conversion features, voting rights, redemption rights and liquidation preferences, are determined by the Board of Directors of the Company at the time of issuance. The right of the Board of Directors to issue such Preferred Stock may adversely affect the rights of the holders of Common Stock and also could be used by the Company as a means of resisting a change of control of the Company.

     As of September 30, 1997, there were 5,950 shares of Preferred Stock outstanding, designated as the "1993 Series 1 Preferred Stock".

TRANSFER AND WARRANT AGENT

     The Transfer Agent for the Company's Common Stock and the Warrant Agent for the Warrants is ChaseMellon Shareholder Services, L.L.C., Ridgefield, New Jersey.

SHARES ELIGIBLE FOR FUTURE SALE

     As of September 30, 1997, the Company had 5,814,587 shares of Common Stock outstanding, all of which may be traded without restriction or further registration except for shares held by affiliates of the Company. Shares held by such affiliates are subject to certain resale limitations imposed by Rule 144 under the Securities Act of 1933, as amended.

     In general, under Rule 144 a person who may be deemed to be an "affiliate" of the Company, as that term is defined in Rule 144, is entitled to sell, within any three-month period, a number of shares beneficially owned by such person in such amount that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock, or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sales. Sales under Rule 144 are also subject to certain requirements as to the manner of sales, notice of sale and the availability of current public information about the Company. A person who is not an affiliate and has beneficially owned shares of Common Stock for at least one year is entitled to sell them without regard to the volume, manner of sale or notice requirements.

     As of September 30, 1997, 1,231,042 and 966,061 shares of Common Stock were issuable upon exercise of outstanding warrants and options, respectively. Of those shares, 1,766,187 are currently exercisable at a weighted average exercise price of $7.27 per share. In addition, 1,121,583 shares of Common Stock are issuable at conversion prices of $5.30 under the 1993 Series 1 Preferred Stock.

                                    LEGAL MATTERS

     The validity of the issuance of the Common Stock and Warrants offered hereby will be passed upon for the Company by Davis Wright Tremaine LLP, 2600 Century Square, 1501 Fourth Avenue, Seattle, Washington 98101.

                                       EXPERTS

     The consolidated financial statements (including schedules) appearing in the IMPCO Technologies, Inc. Annual Report (Form 10-K) for the year ended April 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFERING BEING MADE HEREBY NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                                   ---------------


                                  TABLE OF CONTENTS
                                                                           PAGE

Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Incorporation of Certain Documents
    by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Certain Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Extension of Warrant Expiration Date . . . . . . . . . . . . . . . . . . . .6
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Price Range of Common Stock and Warrants . . . . . . . . . . . . . . . . . .7
Description of Capital Stock . . . . . . . . . . . . . . . . . . . . . . . .8
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9



                               IMPCO TECHNOLOGIES, INC.



                                   1,064,375 SHARES
                                     COMMON STOCK



                                         AND


                                       150,000
                                     COMMON STOCK
                                  PURCHASE WARRANTS



                                   ---------------

                                      PROSPECTUS

                                   ---------------

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets for the estimated costs and expenses payable by the Registrant in connection with the sale of the Common Stock being registered hereby.

    Legal fees and expenses. . . . . . . . . . . . . .5,500
    Auditors' fees and expenses. . . . . . . . . . . .3,500
    Miscellaneous expenses . . . . . . . . . . . . . .1,000
    Total. . . . . . . . . . . . . . . . . . . . . .$10,000
                                                   ---------
                                                   ---------


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

    Article IX of the Registrant's By-Laws requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the Registrant's By-Laws provide a right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the Registrant or that, being or having been such a director or officer or an employee of the Registrant, such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The Registrant's By-Laws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its employees or agents with the same scope and effect as the foregoing indemnification of directors and officers.

    Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

    Article 11 of the Registrant's Certificate of Incorporation provides that to the full extent that the Delaware General Corporation Law, as it now exists or may hereafter be amended, permits the litigation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of duty as a director. Any amendment or repeal of such Article 11 will not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The affirmative vote of 80% of the voting stock of the Registrant is required to amend or repeal, or to adopt any provision inconsistent with, such Article 11. The Delaware General Corporation Law and the Registrant's Certificate of Incorporation may have no effect on claims arising under the federal securities laws.


ITEM 16. EXHIBITS

    5         Opinion of Davis Wright Tremaine LLP as to the legality of securities being registered, including Consent

    23.1      Consent of Davis Wright Tremaine LLP (included in Exhibit 5)

    23.2      Consent of Ernst & Young LLP


ITEM 17.      UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it as against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to rule 424 (b) (1) or (4), or 497 (h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cerritos, State of California, on October 15, 1997.

                                       IMPCO Technologies, Inc.


                                       By   /s/ Robert M. Stemmler
                                          ------------------------------------
                                          Robert M. Stemmler
                                          President and Chief Executive Officer

                                  POWER OF ATTORNEY

    Each person whose individual signature appears below hereby authorizes and appoints Thomas M. Costales and Dale L. Rasmussen, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on the dates indicated.

              SIGNATURE                     CAPACITY                                DATE
                                            President, Chief Executive
                                            Officer and Director
         /s/ Robert M. Stemmler             [Principal Executive Officer]      October 15, 1997
         -------------------------
         Robert M. Stemmler


                                            Treasurer and Chief Financial
                                              Officer
         /s/ Thomas M. Costales             [Principal Financial Officer]      October 15, 1997
         -------------------------
         Thomas M. Costales


                                            Chairman of the Board
         /s/ Rawley F. Taplett              of Directors and Director          October 15, 1997
         -------------------------
         Rawley F. Taplett



         /s/ Peter B. Bensinger             Director                           October 15, 1997
         -------------------------
         Peter B. Bensinger



         /s/ Norman L. Bryan                Director                           October 15, 1997
         -------------------------
         Norman L. Bryan



         /s/ V. Robert Colton               Director                           October 15, 1997
         -------------------------
         V. Robert Colton



                                            Director                           October __, 1997
         -------------------------
         Paul Mlotok



                    *                       Director                           October 15, 1997
         -------------------------
         Don J. Simplot



                    *                       Director                           October 15, 1997
         -------------------------
         Douglas W. Toms


         /s/ W. Brian Olson                 Controller                         October 15, 1997
         -------------------------
         W. Brian Olson

*By      /s/ Dale L. Rasmussen
         -------------------------
         Dale L. Rasmussen,
         as attorney-in-fact